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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):    August 8, 2000



                          CORAM HEALTHCARE CORPORATION
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




            Delaware               1-11343                  33-0615337
         --------------          ------------            ---------------
         (State or Other         (Commission              (IRS Employer
         Jurisdiction of         File Number)           Identification No.)
         Incorporation)


1125 Seventeenth Street, Suite 2100, Denver, Colorado         80202
-----------------------------------------------------       --------
(Address of Principal Executive Offices)                   (Zip Code)


                                 (303) 292-4973
               --------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

         On August 8, 2000, Coram Healthcare Corporation (the "Company") issued a press release announcing that the Company and its wholly owned subsidiary, Coram, Inc., ("CI"), had filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the United States Bankruptcy Code. On August 9, 2000, the Company issued another press release announcing that the Bankruptcy Court for the District of Delaware had granted certain of its first day motions which requested, among other things, permission to pay the Company's employees for wages, salaries and benefits, to pay critical trade vendors and to access a debtor in possession credit facility. Copies of the August 8, 2000, and August 9, 2000, press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 7.  Financial Statements and Exhibits.

         (a)      None.

         (b)      None.

         (c)      Exhibits.

                  99.1 Press Release, issued August 8, 2000, announcing the filings by the Company and CI of voluntary petitions with the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the United States Bankruptcy Code.

                  99.2 Press Release, issued August 9, 2000, relating to the granting of certain of the Company's first day motions filed with the United States Bankruptcy Court in Delaware.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CORAM HEALTHCARE CORPORATION



                                       By:  /s/ Scott R. Danitz
                                            -----------------------------------
                                            Scott R. Danitz
                                            Senior Vice President, Finance and
                                            Chief Accounting Officer

Date:  August 11, 2000


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                                  EXHIBIT INDEX


99.1 Press Release, issued August 8, 2000, announcing the filings by the Company and CI of voluntary petitions with the United States Bankruptcy Court for the District of Delaware under Chapter 11 of the United States Bankruptcy Code.

99.2 Press Release, issued August 9, 2000, relating to the granting of certain of the Company's first day motions filed with the United States Bankruptcy Court in Delaware.